UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2025

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2025, Texas Roadhouse, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Credit Agreement for a revolving credit facility (the “credit facility agreement”) with a syndicate of commercial lenders led by JPMorgan Chase Bank, N.A and PNC Bank, N.A. The credit facility agreement supersedes and replaces the prior credit facility agreement dated August 7, 2017, as amended.

The credit facility is a five-year, unsecured, revolving credit facility under which the Company can borrow up to $450.0 million with the option to increase by an additional $250.0 million, subject to certain limitations set forth in the credit facility agreement, including approval by the syndicate of lenders.

Under the credit facility, the Company is required to pay interest on outstanding borrowings at the Term Secured Overnight Financing Rate (“SOFR”), plus a fixed adjustment of 0.10% and a variable adjustment of 1.00% to 1.75% and to pay a commitment fee of 0.150% to 0.300% per year for any unused portion of the credit facility, in each case depending on our consolidated net leverage ratio. The credit facility imposes the financial covenants of maintaining a minimum consolidated fixed charge coverage ratio of 2.00 to 1.00 and a maximum consolidated leverage ratio of 3.00 to 1.00. The lenders’ obligations to extend credit under the credit facility will depend upon our compliance with these covenants.

The credit facility has a maturity date of April 24, 2030. At the time of execution of the credit facility agreement, the Company maintained no outstanding borrowings on the prior credit facility nor did it exercise any borrowings on the credit facility.

Fees and expenses incurred in connection with the credit facility were paid from cash on hand and all of the obligations of the credit facility can be accelerated upon an Event of Default, as such terms are defined in the credit facility agreement. The description of the credit facility agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the execution of the credit facility agreement, the Company terminated the prior credit facility agreement. There were no amounts drawn upon the prior credit facility before termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Credit Agreement, dated as of April 24, 2025 by and among Texas Roadhouse, Inc., and the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: April 24, 2025	By:	/s/ Christopher Monroe
D. Christopher Monroe
Chief Financial Officer

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